Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 8, 2002, relating to the financial statements and financial statement schedule of Curon Medical, Inc. which appears in Curon Medical, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP San Jose, California November 7, 2002